EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT, dated as of April 1, 1998 (this "Agreement"), between HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), and MICHAEL D. MARTIN, a resident of Birmingham, Alabama (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Company provides comprehensive rehabilitative, clinical, diagnostic and surgical healthcare services;

          WHEREAS, the Executive serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company; and

          WHEREAS, the Company wishes to assure itself of the continued services of the Executive so that it will have the continued benefit of his ability, experience and services, and the Executive is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     1.   EMPLOYMENT

          The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, on and subject to the terms and conditions of this Agreement.

     2.   TERM

               (a) The period of this Agreement (the "Agreement Term") shall commence as of the date hereof (the "Effective Date") and shall expire on the third anniversary of the Effective Date. The Agreement Term shall be automatically extended for an additional year on each anniversary of the Effective Date, unless written notice of non-extension is provided by either party to the other party at least 90 days prior to such anniversary.

               (b) The period of the Executive's employment under this Agreement (the "Employment Period") shall commence as of the Effective Date and shall expire at the end of the Agreement Term, unless sooner terminated in accordance with the terms and conditions of this Agreement.

     3.   POSITION, DUTIES AND RESPONSIBILITIES

               (a) The Executive shall serve as, and with the title, office and authority of, Executive Vice President, Chief Financial Officer and Treasurer of the Company and shall report directly to the Chief Executive Officer of the Company or such other person designated from time to time by the Chief Executive Officer of the Company. The Executive shall also hold similar titles, offices and authority with the Company's subsidiaries and/or their successors.

               (b) The Executive shall have all of the powers, authority, duties and responsibilities usually incident to the positions and offices of Executive Vice President, Chief Financial Officer and Treasurer of the Company.

               (c) The Executive agrees to devote substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for (i) participating in professional, educational, philanthropic, public interest, charitable, social or community activities, (ii) serving as a director or member of an advisory committee of any corporation or other entity that the Executive is serving on as of the Effective Date or any other corporation or entity that is not in direct competition with the Company or (iii) managing his personal investments, provided that such activities do not materially interfere with the Executive's regular performance of his duties and responsibilities hereunder.

     4.   PLACE OF PERFORMANCE

          The Executive shall perform his duties at the principal offices of the Company located at One HealthSouth Parkway, Birmingham, Alabama, but from time to time the Executive may be required to travel to other locations in the proper conduct of his responsibilities under this Agreement.

     5.   COMPENSATION AND BENEFITS

          In consideration of the services rendered by the Executive during the Employment Period, the Company shall pay or provide the Executive the amounts and benefits set forth below.

               (a) Salary.  The Company  shall pay the  Executive an annual base salary (the "Base Salary") of at least $400,000. The Executive's Base Salary shall be paid in arrears in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. The Executive's Base Salary shall be reviewed at least annually by the Compensation Committee of the board of directors of the Company (the "Compensation Committee") for consideration of appropriate merit increases and, once established, the Base Salary shall not be decreased during the Employment Period.

               (b) Incentive Plans. The Executive shall participate in all annual and long-term bonus or incentive plans or arrangements in which other senior executives of the Company of a comparable level are eligible to participate from time to time, including, without limitation, any management bonus pool arrangement. The Executive's incentive compensation opportunities under such plans and arrangements shall be determined from time to time by the Compensation Committee.

               (c) Equity Incentives. The Executive shall be given consideration, at least annually, by the Compensation Committee for the grant of options to purchase shares of the common stock of the Company. In addition, the Executive shall be entitled to receive awards under any stock option, stock purchase or equity-based incentive compensation plan or arrangement adopted by the Company from time to time for which other senior executives of the Company of a comparable level are eligible to participate. The Executive's awards under such plans and arrangements shall be determined from time to time by the Compensation Committee.


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



               (d) Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs, practices or arrangements of the Company in which other senior executives of the Company of a comparable level are eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans. Without limiting the generality of the foregoing, the Company shall provide the Executive with long-term disability insurance coverage paying benefits equal to at least 60% of the Executive's Base Salary for the duration of any permanent and total disability of the Executive.

               (e) Fringe Benefits and Perquisites. The Executive shall be entitled to continuation of all fringe benefits and perquisites provided to the Executive on the Effective Date, and to all fringe benefits and perquisites which are generally made available to other senior executives of the Company of a comparable level from time to time. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

                    (i) provision of executive  offices and  secretarial  staff;

                    (ii) vacation in accordance with Company's  policy for other senior executives of a comparable level;

                    (iii) provision of a non-accountable automobile allowance of
               $500 per month;

                    (iv) reimbursement of all reasonable travel and other business expenses and disbursements incurred by the Executive in the performance of his duties under this Agreement, upon proper accounting in accordance with the Company's normal practices and procedures for reimbursement of business expenses.

     6.   TERMINATION OF EMPLOYMENT

          The Employment Period will be terminated upon the happening of any of the following events:

               (a) Resignation. The Executive may voluntarily terminate his employment hereunder for any reason at any time.

               (b) Termination for Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Executive shall be considered to be terminated for "Cause" only if (i) the Executive is found, by a non-appealable order of a court of competent jurisdiction, to be guilty of a felony under the laws of the United States or any state thereof, (ii) the Executive is found, by a non-appealable order of a court of competent jurisdiction, to have committed a fraud, which has a material adverse effect on the Company, or (iii) the Executive is found to have committed a deliberate violation of Company policy. However, in no event shall the Executive's employment be considered to have been terminated for "Cause" unless and until the Executive receives a copy of a resolution duly adopted by the affirmative vote of a majority of the board of directors of the Company (the "Board") at a meeting called and held for such purpose (after reasonable written notice is provided to the Executive setting forth in reasonable detail the facts and circumstances claimed


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



to provide a basis of termination for Cause and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that the Executive is guilty of acts or omissions constituting Cause.

               (c) Termination other than for Cause. The Company shall have the right to terminate the Executive's employment hereunder for any reason at any time, including for any reason that does not constitute Cause, subject to the consequences of such termination as set forth in this Agreement.

               (d) Disability. The Executive's employment hereunder shall terminate upon his Disability. For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness for a period of six consecutive full months, or for a period of eight full months during any 12-month period. The Executive's employment shall terminate in such a case on the last day of the applicable period; provided, however, in no event shall the Executive be terminated by reason of Disability unless (i) the Executive is eligible for the long-term disability benefits set forth in Section 5(d) hereof and (ii) the Executive receives written notice from the Company, at least 30 days in advance of such termination, stating its intention to terminate the Executive for reason of Disability and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

               (e) Death. The Executive's employment hereunder shall terminate upon his death.

     7.   COMPENSATION UPON TERMINATION OF EMPLOYMENT

          In the event the Executive's employment by the Company is terminated during the Agreement Term, the Executive shall be entitled to the severance benefits set forth below:

               (a) Resignation. In the event the Executive voluntarily terminates his employment hereunder for any reason, the Company shall pay and provide to the Executive any Accrued Rights (as defined in paragraph (c) below).

               (b) Termination for Cause. In the event the Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay and provide to the Executive any Accrued Rights (as defined in paragraph (c) below).

               (c) Termination other than for Cause, Disability or Death. In the event the Executive's employment hereunder is terminated by the Company for any reason other than for Cause, Disability or death, the Company shall pay the Executive and provide him with the following:

                    (i) Accrued  Rights.  The Company  shall pay the Executive a lump-sum amount equal to the sum of (A) his earned but unpaid Base Salary through the date of termination, (B) any earned but unpaid bonus for any completed calendar year, (C) a pro-rata payment of any bonus (based on the then-current target amount of such bonus) for any partial year or period of service through the date of termination and (D) any unreimbursed business expenses or other amounts due to the Executive from the Company as of the date of


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



               termination. In addition, the Company shall provide to the Executive all payments, rights and benefits due as of the date of termination under the terms of the Company's employee and fringe benefit plans, practices, programs and arrangements referred to in Sections 5(d) and 5(e) hereof (together with the lump-sum payment, the "Accrued Rights").

                    (ii) Severance Payment. The Company shall provide the Executive with continued payment of the Executive's Base Salary, as in effect on the date of termination, for a period of two years following the Executive's termination, payable at the times and in the manner such Base Salary would have been paid if the Executive had continued in the employment of the Company.

                    (iii)   Equity   Rights.   All  stock   options   and  other
               equity-based rights held by the Executive at the date of termination shall become immediately and fully vested and exercisable, and the Executive shall retain the right to exercise all outstanding stock options for a period of five years following termination of employment or to the end of the original term of such options, if earlier. The Company shall forthwith take all necessary steps to amend any relevant stock option plans of the Company and stock option agreements to the extent necessary to allow for the foregoing vesting and term of exercise.

               (d) Disability. In the event the Executive's employment hereunder is terminated by reason of the Executive's Disability, the Company shall pay and provide to the Executive any Accrued Rights, including all disability insurance coverage.

               (e) Death. In the event the Executive's employment hereunder is terminated by reason of the Executive's death, the Company shall pay and provide to the Executive's representative or estate any Accrued Rights, including all life insurance coverage.

     8.   CHANGE IN CONTROL

               (a) Supplemental Termination Rights. In the event of a voluntary termination of employment by the Executive pursuant to Section 6(a) hereof that occurs within six months following a Change in Control, the Company shall pay the Executive and provide him with the benefits and rights described in Section 7(c) hereof.

               (b) Definition. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred by reason of:

                    (i) the  acquisition  (other  than from the  Company) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of the common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or


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



                       (ii) individuals  who, as of date hereof,  constitute the
                  Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;
                  provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this
                  Section 8(b)(ii), considered as though such person were a member of the Incumbent Board; or

                       (iii) approval by the stockholders of the Company of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

     9.   NO MITIGATION OR OFFSET

          The Executive shall not be required to seek other employment or to reduce any severance benefit payable to him under Sections 7 or 8 hereof, and no such severance benefit shall be reduced on account of any compensation received by the Executive from other employment. The Company's obligation to pay severance benefits under this Agreement shall not be reduced by any amount owed by the Executive to the Company.

     10.  TAX WITHHOLDING; METHOD OF PAYMENT

          All compensation payable pursuant to this Agreement, shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions. Any lump-sum payments provided for in Sections 7 or 8 hereof shall be made in a cash payment, net of any required tax withholding, no later than the fifth business day following the Executive's date of termination. Any payment required to be made to the Executive under this Agreement that is not made in a timely manner shall bear interest until the date of payment at a rate equal to 100% of the monthly compounded applicable federal rate, as in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended, for the month in which payment was required to be made.

     11.  RESTRICTIVE COVENANTS

               (a) Confidential Information. During the Employment Period and at all times thereafter, the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of a


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



confidential nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the consent of the Company.

               (b) Noncompetition. During the Employment Period and, for any applicable period that the Executive is entitled to receive severance payments pursuant to Section 7(c) hereof, the Executive shall not, without the prior written consent of the Company, engage in the comprehensive rehabilitative and related healthcare services business on behalf of any person, firm or corporation within any geographical area in which the Company transacts such business, and the Executive shall not acquire any financial interest (except for an equity interest in publicly-held companies that do not exceed 5% of any outstanding class of equity of that company), in any business that engages in the comprehensive rehabilitative and related healthcare services business within any geographical area in which the Company transacts such business. Notwithstanding the foregoing, upon the occurrence of a Change in Control
(whether before or after the termination of the Employment Period), the restrictions of this Section 11(b) shall cease to apply to the Executive for any period following his termination of employment hereunder.

               (c) Enforcement. The Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of this Section 11.

     12.  SUCCESSORS

          This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary or, if there be no such designated beneficiary, to the legal representatives of the Executive's estate.

     13.  NO ASSIGNMENT

          Except as to withholding of any tax under the laws of the United States or any other country, state or locality, neither this Agreement nor any right or interest hereunder nor any



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



amount  payable  at any  time  hereunder  shall  be  subject  in any  manner  to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by the Executive or the beneficiaries of the Executive or by his legal representatives without the Company's prior written consent, nor shall there be any right of set-off or counterclaim in respect of any debts or liabilities of the Executive, his beneficiaries or legal representatives; provided, however, that nothing in this Section shall preclude the Executive from designating a beneficiary to receive any benefit payable on his death, or the legal representatives of the Executive from assigning any rights hereunder to the person or persons entitled thereto under his will or, in case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

     14.  ENTIRE AGREEMENT

          This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and, except as specifically provided herein, cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the Company and the Executive.

     15.  SEVERABILITY

          In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

     16.  NOTICES

          All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to the Executive at:

                           Mr. Michael D. Martin
                           5608 Canongate Lane
                           Birmingham, Alabama  35242

with a copy to:

                           Frederick W. Kanner, Esq.
                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York,  New York 10019

and shall be sent in the manner described above to the Secretary of the Company at the Company's principal executives offices at One HealthSouth Parkway, Birmingham, Alabama



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



35243, or delivered by hand to the Secretary of the Company, and shall be deemed given when sent, provided that any notice required under Section 6 hereof or notice given pursuant to Section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.

     17.  GOVERNING LAW

          This Agreement shall be governed by and enforceable in accordance with the laws of the State of Alabama, without giving effect to the principles of conflict of laws thereof.

     18.  ARBITRATION

          Any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of Birmingham, Alabama, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     19.  LEGAL FEES AND EXPENSES

          To induce the Executive to execute this Agreement and to provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement should the Company fail to perform its obligations under this Agreement or should the Company or any subsidiary, affiliate or stockholder of the Company contest the validity or enforceability of this Agreement, the Company shall pay and be solely responsible for any attorneys' fees and expenses and court costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof to be performed by the Company or as a result of the Company or any subsidiary, affiliate or stockholder of the Company contesting the validity or enforceability of this Agreement or any provision hereof to be performed by the Company, in each case regardless of which party, if any, prevails in the contest.


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



          IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.

                                    EXECUTIVE

                                    /s/ Michael D. Martin
                                    --------------------------------
                                    Michael D. Martin

                                    HEALTHSOUTH CORPORATION

                                    By /s/ Richard M. Scrushy
                                      ------------------------------
                                      Richard M. Scrushy
                                      Chairman of the Board and
                                      Chief Executive Officer





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